SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Check the appropriate box:
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PENNICHUCK CORPORATION
(Name of Registrant as Specified in Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PENNICHUCK CORPORATION 25 Manchester Street Merrimack, New Hampshire 03054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS Thursday, May 5, 2005

To Our Shareholders:

      The Annual Meeting of Shareholders of Pennichuck Corporation ("Company") will be held at 9:00 a.m. on Thursday, May 5, 2005, at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire for the following purposes:

(1) To elect two Directors;

(2) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2005; and

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 24, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your attention is directed to the attached Proxy Statement.

By Order of the Board of Directors,

RICHARD A. SAMUELS, ESQ.
Secretary

Nashua, New Hampshire
April 1, 2005

WE URGE SHAREHOLDERS TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

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PENNICHUCK CORPORATION 25 Manchester Street Merrimack, New Hampshire 03054

PROXY STATEMENT for 2005 ANNUAL MEETING OF SHAREHOLDERS to be held on May 5, 2005

About the Annual Meeting

Why have I received these materials?

      This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 4, 2005. The proxy is being solicited by the Board of Directors of Pennichuck Corporation (referred to throughout this Proxy Statement as "Pennichuck" or the "Company" or "we" or "our") in connection with our Annual Meeting of Shareholders that will take place on Thursday, May 5, 2005, at 9:00 a.m., and at any adjournment thereof. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

A copy of our Annual Report to Shareholders for the year ended December 31, 2004 has also been mailed to you.

Who is entitled to vote at the Annual Meeting?

      Holders of shares of common stock of Pennichuck as of the close of business on March 24, 2005, the record date for the meeting, will be entitled to receive notice of and to vote at the Annual Meeting. As of the record date, 2,415,147 shares of our common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

      If you are a "record" shareholder of common stock (that is, if you hold common stock in your own name in Pennichuck's stock records maintained by our transfer agent, American Stock Transfer & Trust Company), you may complete and sign the accompanying proxy card and return it to Pennichuck or deliver it in person.

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      "Street name" shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on such form.

Can I change my vote after I return my proxy card?

      Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a duly executed proxy bearing a later date. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which our voting facilities close. In any event, the later submitted vote will be recorded and the earlier vote revoked.

What constitutes a quorum for purposes of the Annual Meeting?

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each proposal at the Annual Meeting?

      The election of Directors at the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal.

      The ratification of the appointment of PricewaterhouseCoopers LLP at the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      If you hold your shares in "street name" through a broker or other nominee, shares represented by "broker non-votes" will be counted in determining whether there is a quorum but will not be counted as votes cast on such matters.

How does the Board recommend that I vote my shares?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

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* FOR the Directors' proposal to elect the two nominees as Directors of Pennichuck; and
* FOR the Directors' proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for Pennichuck for the year ending December 31, 2005.

      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Pennichuck. At the date of this Proxy Statement, the Board of Directors had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

      Pennichuck will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our Directors, officers and employees. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

Shareholder Proposals

      Any shareholder who intends to present a proposal for inclusion in the proxy statement for the 2006 Annual Meeting of Shareholders (the "2006 Annual Meeting") must deliver the proposal to the Company Secretary at 25 Manchester Street, Merrimack, New Hampshire 03054 in writing not later than December 5, 2005, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2006 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on February 20, 2006, and advise shareowners in the 2006 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on February 20, 2006. Notices of intention to present proposals at the 2006 Annual Meeting should be addressed to Corporate Secretary, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054.

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MEMBERSHIP

      As of the date of this proxy statement, the Board of Directors consists of nine persons. Consistent with the Federal Sarbanes-Oxley Act and its implementing regulations, the revised listing standards of Nasdaq applicable to the Company, and recent trends in corporate governance generally, the Board has materially increased the proportion of Directors on the Board who satisfy the standards of an independent director under such rules and regulations. As of the date of this proxy statement, a substantial majority of the members of the Board of Directors have been determined to be independent, that is, each such person has not been and is not presently employed by or has any direct or indirect material relationship with the Company, and who thus satisfy the standards of independence evidenced in the revised Nasdaq listing standards and in the Sarbanes-Oxley Act and its implementing regulations.

The membership and functions of each such Committee, namely the Audit Committee, the Compensation and Benefits Committee, and the Corporate Governance and Nominating Committee, is discussed below.

Audit Committee

      The Audit Committee is presently comprised of Messrs. Keller and Bolander, Ms. McCarthy and Ms. Chicoine. The Audit Committee is responsible for the appointment of the independent auditors, oversight of the integrity of the Company's financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, and other significant financial matters. The Board of Directors has determined in its business judgment that each of the members of the Audit Committee is independent under the applicable Nasdaq listing standards and the Sarbanes-Oxley Act and the rules promulgated thereunder. The Board of Directors has also determined in its business judgment that each of Robert P. Keller, Chairman, and Michelle L. Chicoine, are qualified as audit committee financial experts within the meaning of applicable regulations of the Securities and Exchange Commission. The Audit Committee met six times during fiscal 2004. The Audit Committee has adopted a charter governing its mission, membership, duties and responsibilities; a copy of the Charter for the Audit Committee can be accessed electronically at the Company's website at www.pennichuck.com.

Compensation and Benefits Committee

      The Compensation and Benefits Committee, comprised of Messrs. Clough, Keller, Kreick and Bolander, met six times during 2004. The Compensation and Benefits Committee is charged generally (i) to establish the Company's executive compensation program, (ii) to monitor the operation of the Company's qualified noncontributory, defined benefit pension plan and the Company's 401k Savings Plan for Employees and the performance of the trustee and administrator of these Plans, and to recommend changes to the Board, as and when appropriate, and (iii) to administer the Company's 1995 and 2000 Stock Option Plans. The Board of Directors has determined in its business judgment that each of Messrs. Clough, Keller and

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Bolander are independent under the applicable Nasdaq listing standards and the Sarbanes-Oxley Act and the rules promulgated thereunder.

Compensation Committee Interlocks and Insider Participation

      With respect to John Kreick, who served as interim Chief Executive Officer of the Company for a portion of fiscal 2003 and thus does not satisfy the express independence standards set forth in such rules and regulations, the Board determined, in accordance with such rules and regulations and in its business judgment, that in view of the exceptional circumstances surrounding his service as an employee, his continued membership on the Compensation and Benefits Committee is in the best interests of the shareholders and the Company.

Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee, comprised of Mr. Bellavance, Ms. Chicoine and Ms. O'Neill, met six times during 2004. The Nominating Committee is charged generally with identifying individuals qualified to become members of the Board of Directors and recommending to the Board the director nominees for election at the next annual meeting of shareholders and/or for interim director appointments to the Board. The Committee also recommends to the Board the director candidates for each committee of the Board of Directors for appointment by the Board. The Board of Directors has determined in its business judgment that each of the members of the Nominating Committee is independent under the applicable Nasdaq listing standards and the Sarbanes-Oxley Act and the rules promulgated thereunder. The Nominating Committee has adopted a Charter governing its mission, membership and duties and responsibilities; a copy of the Charter for the Nominating Committee can be accessed electronically at the Company's website at www.pennichuck.com.

      The Nominating Committee will consider nominees recommended by Company shareholders provided that the recommendations are made in accordance with the procedures set forth herein. In addition to considering candidates suggested by shareholders, the Nominating Committee considers candidates recommended by current directors, Company officers, employees and others. The Nominating Committee screens all candidates in the same manner regardless of the source of the recommendation. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company's Secretary or any member of the Nominating Committee, in writing at the Company's mailing address, with the name of the recommended candidate for Director together with whatever supporting material the shareholder considers appropriate. The Nominating Committee will consider whether to nominate such person in accordance with criteria set forth in the Charter, including:

*	the potential nominee's experience;
*	the independence of the potential nominee under applicable law and regulations;
*	the ability of the potential nominee to represent the interests of the shareholders of the Company;
*	the potential nominee's integrity, commitment and judgment;
*	the potential nominee's availability to dedicate time and energy to the performance of his or her duties, taking into account the number of other boards

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he or she sits on in the context of the needs of the Board of Directors and the Company;
*	the extent to which the potential nominee contributes to the overall expertise and skills appropriate for the Board of Directors; and
*	such other factors relative to the overall composition of the Board as the Committee shall determine to be relevant at the time.

Contacting the Board of Directors

      Any shareholder who desires to contact Pennichuck's Chairman or the other members of the Board of Directors may do so by writing to: Board of Directors, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054. Communications received in writing are distributed to the Chairman or other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting or auditing matters are received, they will be forwarded to the Chairman of the Audit Committee for review.

GENERAL DISCLOSURES

Security Ownership of Certain Beneficial Owners

      To the best knowledge of Pennichuck, based solely upon a filing made with the Securities and Exchange Commission, the following is the only person(s) or entity to beneficially own more than 5% of the outstanding shares of our common stock as of December 31, 2004:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% Common Stock Outstanding (2)

Banknorth Investment (1)	125,052	5.2%
Management Group
P.O. Box 2499
West Brattleboro, Vermont
05303-2499

(1)

The Banknorth Investment Management Group claims sole power to vote or to direct the vote over 43,850 shares; shared power to vote or to direct the vote over 81,202 shares; sole power to dispose or to direct the disposition of 59,141 shares; and shared power to dispose or to direct the disposition of 65,911 shares.

(2)	Calculation of percentage is based upon a total of 2,413,617 shares outstanding and entitled to vote at December 31, 2004.

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Security Ownership of Management

      To the best knowledge of Pennichuck, the following table sets forth information as of March 24, 2005 with respect to outstanding shares of our common stock beneficially owned by each nominee and Director, the executive officers named in the Executive Compensation table below, and by all nominees, Directors and executive officers as a group:

	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(3)	% of Common Stock Out- standing (if more than 1%)(2)

	Joseph A. Bellavance (3)	11,692	-
	Steven F. Bolander	---
	Michelle L. Chicoine	---
	Charles E. Clough	24,353	-
	Donald L. Correll (4)	30,100	1.2%
	Stephen J. Densberger (3)(4)	36,589	1.4%
	Bonalyn J. Hartley (3)(4)	18,693	-
	Robert P. Keller	2,411	-
	John R. Kreick (3)	740	-
	Hannah M. McCarthy(3)	732	-
	Martha E. O'Neill	12,200	-
	Charles J. Staab(3)(4)	26,834	1.0%
	Donald L. Ware (4)	24,560	-

	All Directors and executive
	officers as a group
	(13 persons) (3)(4)	188,904	7.5%

(1)

Shares beneficially owned means shares over which a person exercises sole or shared voting or investment power or shares of which a person has the right to acquire beneficial ownership within 60 days of March 24, 2005. Unless otherwise noted, the individuals and group above have sole voting and investment power with respect to shares beneficially owned.

(2)

Calculation of percentages is based upon a total of 2,527,241 shares, which total includes shares outstanding and entitled to vote of 2,415,147 plus 112,094 shares which have not been issued but which may be issued within 60 days of March 24, 2005 to named persons or group having rights to exercise stock options if such persons or group exercise such rights within such period.

(3)

The individuals and group noted above have sole voting and investment power with respect to shares beneficially owned, except as stated in Note (4) below and except that voting and investment power is shared as follows: Mr. Bellavance - 3,965 shares, Mr. Densberger - 9,589 shares, Ms. Hartley - 693 shares, Mr. Kreick - 740 shares, Ms. McCarthy - 732 shares and Mr. Staab - 3,168 shares.

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(4)

Includes shares subject to unexercised stock options previously granted which officers have a right to acquire within 60 days of March 24, 2005. Mr. Correll holds options to acquire 30,000 shares, Mr. Densberger holds options to acquire 24,000 shares, Ms. Hartley holds options to acquire 18,000 shares, Mr. Staab holds options to acquire 17,000 shares, and Mr. Ware holds options to acquire 23,094 shares.

ELECTION OF DIRECTORS

General

      Our Board of Directors is divided into three classes, each class serving for three years, with one class being elected each year. Our Bylaws give the Board of Directors the discretion to set from time to time the number of directors constituting the entire Board, provided that the Company has at least three and not more than thirteen directors. The Board has determined that the Board shall consist of nine directors, the number now serving.

      Director Charles Clough has informed the Board of Directors that he will retire as of the date of the Annual Meeting. Our Bylaws authorize the Board to appoint a person to fill the vacancy that will be created by Mr. Clough's retirement. The Board expects that it will fill the vacancy during the next year. The term of a Director appointed by the Board expires at the next annual meeting of shareholders following such appointment. The Board intends to appoint Mr. Clough to the non-voting position of Senior Director, which is established by our Bylaws.

The Board has nominated Donald L. Correll and Hannah M. McCarthy, each an incumbent director, for election to three-year terms expiring at the Annual Meeting of Shareholders in 2008.

The Board of Directors recommends a vote FOR the election of the two nominees as Directors of the Company.

Information as to Nominees and Continuing Directors

      Unless otherwise directed in the proxy, each proxy executed and returned by a shareholder will be voted FOR the election of the two nominees. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. All nominees have indicated to the Company their willingness to be nominated as Directors and to serve as Directors if elected. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a Director if elected.

The following table sets forth information concerning the persons nominated to serve on the Board of Directors and concerning the other Directors continuing in office beyond the Annual Meeting.

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Nominees (1)	Age	Director of Company Since	Year Present Term Will Expire	Position With Company

Donald L. Correll	54	2003	2005	President and Chief Executive Officer

Hannah M. McCarthy	58	1994	2005	---

Continuing Directors (1)

Joseph A. Bellavance	65	1983	2006	---

Steven F. Bolander	60	2004	2006	---

Robert P. Keller	67	1983	2006	---

Michelle L. Chicoine	49	2004	2007	---

John R. Kreick	60	1998	2007	Chairman

Martha E. O'Neill	47	1998	2007	---

(1)

All nominees and continuing Directors are also Directors of the Company's wholly owned subsidiaries, Pennichuck Water Works, Inc. and The Southwood Corporation. Mr. Correll is also a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc.

      The business experience of each of the above nominees, continuing Directors and of the executive officers of the Company during the last five years, and certain other pertinent information, is as follows:

Nominees for Election at this Annual Meeting

      Donald L. Correll - Mr. Correll was appointed President and Chief Executive Officer of Pennichuck Corporation in August 2003. He received his Bachelor of Science degree from The Pennsylvania State University and a Masters in Business Administration degree from New York University Graduate School of Business. Mr. Correll served from 1991 to 2001 as Chairman, Chief Executive Officer and President of United Water Resources, then one of the largest investor owned water utilities in the United States, until its sale to Suez. He currently serves as a Director of Interchange Financial Services Corporation and a Commissioner of the New Jersey Water Supply Authority.

Hannah M. McCarthy - Ms. McCarthy is President of Daniel Webster College in Nashua, New Hampshire, a position that she has held since 1980. She earned her B.A. at

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Simmons College, and has done graduate work at Rivier College and New Hampshire College. Ms. McCarthy serves as a Director of the New Hampshire Post-Secondary Education Commission; the New Hampshire College and University Council; the Boys & Girls Club of Nashua; and, the New Hampshire Charitable Foundation.

Directors with Terms Expiring in 2006

      Joseph A. Bellavance - Mr. Bellavance is President of Bellavance Beverage Company, Inc. and President of Bellavance Realty Corporation, both of Nashua. He is also a joint owner/manager of PROSIT, LLC, which is principally involved with the ownership and management of real estate. Mr. Bellavance received his Bachelor of Science degree in Business Administration from the University of New Hampshire. He is a Director of the New Hampshire Wholesale Beverage Association, "New Hampshire The Beautiful," and a member of the American Legion and the Nashua Rotary Club.

      Steven F. Bolander - Mr. Bolander is Dean of the University of New Hampshire's Whittemore School of Business and Economics, a position he has held since July 2000. He holds a Doctor of Business Administration degree from Kent State University, a Master of Business Administration degree from the University of Colorado, and a Bachelor of Science in Chemistry degree from Iowa Wesleyan College. Mr. Bolander was previously affiliated with Colorado State University and Baldwin-Wallace College.

      Robert P. Keller - Mr. Keller is a Certified Public Accountant. In November 2003, he became managing director of Triumph Investment Fund, LP (a community bank private equity fund) located in Bedford, New Hampshire. From March 2002 until May 2003, he was Chairman and Chief Executive Officer of InStar Services Group, Inc. (a nationwide provider of insurance restorations and reconstruction services), headquartered in Fort Worth, Texas. From June 1995 to June 2001, he served as President and Chief Executive Officer of Dartmouth Capital Group, Inc. and President and Chief Executive Officer of Eldorado Bancshares, Inc. (bank holding companies); and as Chairman, President and Chief Executive Officer of Eldorado Bank of Laguna Hills, California and Chairman and Chief Executive Officer of Antelope Valley Bank of Lancaster, California. In addition, since September 2002 he has served as Chairman of the Board of Directors of Security Business Bank of San Diego.

Directors with Terms Expiring in 2007

      Michelle L. Chicoine - Ms. Chicoine is the Chief Financial Officer at St. Paul's School, a private preparatory high school located in Concord, New Hampshire. She is a graduate of the University of Rhode Island and a Certified Public Accountant. She holds a Master of Business Administration Degree from Southern New Hampshire University. Ms. Chicoine recently served as Executive Vice President and Director of EnergyNorth, Inc.; she also served as President and Chief Operating Officer of EnergyNorth Natural Gas, Inc. and as Vice Chairman and Chief Executive Officer of EnergyNorth Propane, Inc. Ms. Chicoine is a former Trustee of the University System of New Hampshire, and has served as the President of the New Hampshire Society of Certified Public Accountants and the Chairman of the Greater Manchester Family YMCA.

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      John R. Kreick - Dr. Kreick served as interim Chief Executive Officer of the Company from April 2, 2003 until August 4, 2003. He previously served as President of Sanders Associates and as a Vice President of the Lockheed Martin Corporation from January 1988 until March 1998. Dr. Kreick received his Bachelor of Science degree in physics from the University of Michigan in 1965. As a Rackman graduate fellow, he worked at the University's Space Physics Research Laboratory and received his Masters of Science degree in physics in 1966. He received his Ph.D. in theoretical physics from the University of Michigan in 1969 and he holds eight patents in infrared and electro-optical technology. Dr. Kreick is Director of EMS Technology; a Director of Navigator Technology Ventures; a Trustee of Rivier College; and a Trustee of Southern New Hampshire Regional Medical Center. He has also served on numerous Department of Defense panels and committees. He has been the Chairman of the Board of Draper Labs since October 2001. In 1993, Dr. Kreick received the Electronic Warfare Association's highest award - the Gold Medal of Electronic Warfare and is a recipient of Aviation Week magazine's Aerospace Laurels Award for his long-term contributions to electronic warfare.

      Martha E. O'Neill - Ms. O'Neill has been practicing as an attorney with the law firm of Clancy & O'Neill, P. A. in Nashua since 1982. She is a graduate of Wellesley College and Georgetown University Law Center. Ms. O'Neill serves on the Rivier College Board of Trustees, Mary A. Sweeney Home Board of Trustees, Charles H. Nutt Surgical Hospital Board, the Boys & Girls Club of Greater Nashua, Inc. Charitable Foundation Board of Trustees, the Currier Museum of Art Advisory Council and the Southern New Hampshire Medical Center Board of Trustees.

Executive Officers

      Stephen J. Densberger - Mr. Densberger is Executive Vice President of the Company and has been affiliated with the Company since 1974. Mr. Densberger was the Treasurer of the Company from 1978 to 1983. Mr. Densberger serves as President and a director of Pennichuck Water Service Corporation. He is also a director of Pittsfield Aqueduct Company, Inc. and of Pennichuck East Utility, Inc. Mr. Densberger is a graduate of Assumption College and he holds a Master of Business Administration degree from the Whittemore School of Business and Economics of the University of New Hampshire. He is an active member and past President of the New Hampshire Water Works Association and past President of the New England Water Works Association. He is a Councilor on the N. H. Department of Environmental Services Water Council and a former alderman in the City of Nashua. Mr. Densberger is 54 years old.

      Michael C.J. Fallon - Mr. Fallon joined Southwood Corporation as its President in January 2005. Mr. Fallon has over 30 years of experience in the real estate industry and most recently operated Fallon and Associates, LLC, a Hancock, New Hampshire based consulting organization specializing in distressed and surplus property redevelopments and strategic asset management for corporate and institutional portfolios. In 2003 and 2004, Mr. Fallon was a consultant to Southwood. Mr. Fallon served as President of United Properties Group, a wholly-owned subsidiary of United Water Resources, from 1993 to 2001, and served as Vice President of the United Water Management and Service Company, also a wholly owned subsidiary of United Water Resources, from 1998 to 2001. As an officer of United Properties Group and

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United Water Management and Service Company, Mr. Fallon reported to Mr. Correll, who was Chairman, Chief Executive Officer and President of United Water Resources. Prior to joining United Properties, Mr. Fallon was Senior Vice President of Cushman and Wakefield, Inc., in New York City, where he was responsible for the firm's national corporate consulting practice as well as managing the company's Realty Advisor group. Mr. Fallon is 58 years old.

      Bonalyn J. Hartley - Ms. Hartley has been with the Company since 1979 and was elected Vice President-Administration of the Company, Pennichuck Water Works, Inc. and The Southwood Corporation in 2001. Formerly, she served as Vice President - Controller for the Company and its subsidiaries. She is also Vice President - Administration and a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. She is a graduate of Rivier College with a Bachelor of Science Degree in Business Management. Ms. Hartley serves as a Trustee and Chairman of the Southern New Hampshire Medical Center and as a Trustee and Chairman of the Community Hospice Home Endowment Committee. She is also a director of the New England Chapter of the National Association of Water Companies and a member of the New England Water Works Association. She is a joint owner of Lakeview Antique Center, LLC. Ms. Hartley is 60 years old.

      William D. Patterson - Mr. Patterson was appointed Vice President and Chief Financial Officer of the Company and its subsidiaries in January 2005.  Mr. Patterson earned his Bachelor of Science Degree in Civil Engineering from Princeton University and an MBA in Finance and Accounting from the University of Chicago Graduate School of Business in 1978.  Most recently, he founded and served as President of EnSTAR Management Corporation and also served as Executive Advisor to Concentric Energy Advisors in Marlborough, MA, both firms providing independent corporate finance advisory and consulting services to utility and energy companies. He is the past CFO of Enermetrix, a Maynard, MA based early stage software company focused in the retail energy industry, and previously served for over 15 years as a senior investment banker at E.F. Hutton, Shearson Lehman and Smith Barney, where he headed the firm's corporate finance practice for utility companies. Mr. Patterson is 50 years old.

      Donald L. Ware - Mr. Ware is Vice President of Engineering for the Company and Senior Vice President, Operations and Chief Engineer for Pennichuck Water Works, Inc. He is also a Vice President and director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. He joined the Company in April 1995. Prior to joining the Company, Mr. Ware was the general manager of the Augusta Water District in Augusta, Maine. He holds a Bachelor of Science degree in Civil Engineering from Bucknell University and is a licensed professional engineer in New Hampshire, Massachusetts and Maine. He also holds a Masters in Business Administration from the Whittemore Business School at the University of New Hampshire. Mr. Ware is 48 years old.

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Director Attendance

      During the year ended December 31, 2004, the Board of Directors of the Company held ten meetings. Each Director nominee and continuing Director attended 75% or more of the total of the number of meetings of the Board of Directors and the number of meetings of all committees of the Board on which he or she served. As a general matter, members of the Board of Directors are expected to attend the Company's annual meetings. All members of the Board and nominees for election to the Board were present at Pennichuck's 2004 annual meeting of shareholders.

Compensation of Directors

      Each of the non-executive members of the Board of Directors of the Company currently receives a fee of $8,000 annually. Additionally, each non-executive Board member receives $600 for each Board and committee meeting they attend in person and $250 for each Board and committee meeting they attend by telephone participation. Each Committee chairman also receives an additional $1,500 annually. The Chairman of the Board of Directors receives an additional fee of $4,000 annually. Directors who are also salaried employees of the Company do not receive any separate compensation for services as a Director of the Company or of its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

The principal purposes of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities, relating to:

*	the integrity of the Company's financial statements,

*	the Company's compliance with legal and regulatory requirements,

*	the independent auditor's qualifications and independence, and

*	the performance of the Company's independent auditors.

      The Board of Directors, in its business judgment, has determined that all members of the Audit Committee, named below, are "independent" as required by applicable Nasdaq listing standards and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee acts under a written charter adopted and approved by the Board of Directors; the Charter was amended and restated in March 2004.

      The Audit Committee meets with management periodically to consider the adequacy of the Company's system of internal controls and the objectivity of its financial reporting. The Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel. The Audit Committee appoints the independent auditors and reviews periodically their performance and independence from management.


      Management has primary responsibility for the preparation, presentation and integrity of the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

      The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised with the Committee.

      This year, the Committee reviewed the Company's audited financial statements with management, including a discussion of the quality of the accounting principles applied and significant judgments made affecting those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Committee also met with PricewaterhouseCoopers LLP, the Company's independent auditors for the fiscal year ended December 31, 2004, to discuss the firm's judgment of the quality of those principles as applied. We have also discussed such matters amongst the Committee members themselves.

      The Committee has received and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Committee has also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Robert P. Keller (Chairman) Steven F. Bolander Michelle L. Chicoine Hannah M. McCarthy

      The foregoing "Report of the Audit Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and beneficial owners of more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission ("SEC"). Generally, these persons must file such reports at the time they first become subject to Section 16(a) reporting, and thereafter following a change in ownership, if any. Officers, Directors and such greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company is required by SEC regulation to identify in its proxy statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each of such persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

Executive Officers

      The following table sets forth information for the fiscal years ended December 31, 2004, 2003 and 2002 concerning the compensation paid to the Chief Executive Officer and the other executive officers ("Named Executive Officers") for services performed in all capacities.


SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year End Dec 31	Salary	Bonus (1)	Other (2)	Securities Underlying Options (3)	All Other Compensation (4)

Donald L. Correll President and Chief Executive Officer	2004 2003	$250,000 100,000	$ 0 23,630	$56,808 19,669	5,000 30,000	$14,670 10,828

Stephen J. Densberger, Executive Vice President	2004 2003 2002	133,868 131,346 124,999	0 0 0	-- -- --	3,500 4,000 2,500	6,337 6,261 5,809

Charles J. Staab, Vice President, Treasurer and Chief Financial Officer	2004 2003 2002	119,808 120,960 115,115	0 0 0	-- -- --	2,000 2,500 2,500	5,533 5,430 5,271

Bonalyn J. Hartley Vice President, Administration	2004 2003 2002	111,176 112,245 104,844	0 0 0	-- -- --	2,500 2,000 2,500	4,213 4,245 4,654

Donald L. Ware, Senior Vice President, Operations	2004 2003 2002	133,154 123,227 106,900	0 0 0	-- -- --	4,000 4,000 2,500	5,169 4,872 4,423

(1)	Bonus awards for services rendered during such year and paid in the following year.

(2)

No information is given with respect to other compensation paid to or distributed in kind where such compensation did not exceed the lesser of $50,000 or 10% of the total reported salary and bonus for the named officer. Amounts shown represent perquisites provided to named executive officer valued at the incremental cost to Pennichuck, which has been calculated for these purposes based on Pennichuck's out of pocket expenditures. For the fiscal years ended December 31, 2004 and 2003, for Mr. Correll, pursuant to his employment agreement, includes relocation assistance in the amounts of $36,492 and $16,859, respectively.

(3)

In conjunction with the commencement of his employment with the Company in 2003, Mr. Correll received a grant of 30,000 options to acquire shares of common stock. This option grant vests over a three-year period, with one third or 10,000 options vesting at the end of calendar year 2003 and an additional one third or 10,000 options vesting at the end of each calendar year thereafter.


(4)

For the fiscal years ended December 31, 2004 and 2003, for Mr. Correll includes (i) the cost to the Company for the purchase of a term life insurance policy ($8,520 and $8,520) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($6,150 and $2,308). For fiscal years ended December 31, 2004, 2003 and 2002, respectively, for Mr. Densberger includes (i) the cost to the Company for the purchase of a term life insurance policy ($2,321, $2,321 and $1,304) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($4,016, $3,940 and $4,505). For fiscal years ended December 31, 2004, 2003 and 2002, respectively, for Mr. Staab includes (i) the cost to the Company for the purchase of a term life insurance policy ($1,870, $1,870 and $1,261) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,663, $3,560 and $4,010). For fiscal years ended December 31, 2004, 2003 and 2002, respectively, for Ms. Hartley includes (i) the cost to the Company for the purchase of a whole life insurance policy ($878, $878 and $930) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,335, $3,367 and $3,724). For fiscal years ended December 31, 2004, 2003 and 2002, respectively, for Mr. Ware includes (i) the cost to the Company for the purchase of a term life insurance policy ($1,175, $1,175 and $638) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,994, $3,697 and $3,785).

Stock Option Grants During the Fiscal Year Ended December 31, 2004

      The following table sets forth information concerning the grant of stock options to acquire shares of the Company's common stock under the 2000 Stock Option Plan to the Chief Executive Officer and the Named Executive Officers during the fiscal year ended December 31, 2004.

	Individual Grants (1)

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted	in Fiscal Year	($/Share)	Date	5%	10%

Donald L. Correll	5,000	20%	$28.32	Jan. 23, 2014	$89,051	$225,674

Stephen J. Densberger	3,500	14%	$28.32	Jan. 23, 2014	$62,336	$157,972

Charles J. Staab	2,000	8%	$28.32	Jan. 23, 2014	$35,621	$ 90,270

Bonalyn J. Hartley	2,500	10%	$28.32	Jan. 23, 2014	$44,526	$112,837

Donald L. Ware	4,000	16%	$28.32	Jan. 23, 2014	$71,241	$180,539

(1)

The exercise price of the options granted is equal to the fair market value of the Company's common stock on the date of grant. The options are exercisable on the date of the grant and expire ten years thereafter.

(2)

Potential realizable values are calculated on the assumption that the market value of the underlying stock increases from the date of grant at an annualized rate of return of 5% and 10% compounded annually for the ten-year term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.


Stock Option Exercises and Fiscal Year End Values

      The following table sets forth information concerning the exercise of stock options by the Chief Executive Officer and the named Executive Officers during the fiscal year ended December 31, 2004, and the number and the fiscal year end value of unexercised options held by the Chief Executive Officer and the Named Executive Officers at December 31, 2004. The value realized on the shares acquired on exercise is the difference between the exercise price and the fair market value on the date of exercise. The value of unexercised, in-the-money options at December 31, 2004, is the difference between its exercise price and the fair market value of the underlying stock on such date. These values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of Company common stock on the date of exercise.

	Shares		Number Of Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End (1)
	Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald L. Correll	-	-	25,000	10,000	$40,000	$20,000

Stephen J. Densberger	-	-	20,000	-0-	$54,940	-0-

Charles J. Staab	-	-	17,000	-0-	$54,940	-0-

Bonalyn J. Hartley	-	-	15,000	-0-	$34,240	-0-

Donald L. Ware	-	-	18,594	-0-	$35,213	-0-

(1)	The closing price of the Company's common stock as reported on the Nasdaq National Market System on December 31, 2004 was $26.10 per share and is used in calculating the value of unexercised options.

Executive Officer Benefits

      The Company's executive officers are eligible to participate in benefit programs offered to all salaried employees, including: qualified pension plan, 401(k) Elective Savings Plan (including Company match), health and dental coverage, Company-paid term life insurance, disability coverage and paid vacation. In addition, certain of the executive officers are provided with either a leased or Company-owned automobile for business use. In connection with their business duties, Messrs. Correll and Densberger are also provided with membership in a local club. Severance benefits provided to Company executive officers listed in the Summary Compensation Table are described below in the section entitled "Executive Agreements."


Pension Plan

      The Company maintains a qualified, non-contributory defined-benefit pension plan for all qualifying employees of the Company and its subsidiaries. In general, the pension plan provides for monthly payments to or on behalf of each covered employee based upon such employee's career averaged annual compensation prior to retirement and the employee's covered years of service. Directors who are not employees are not eligible to participate in the plan. The pension plan includes optional early retirement benefits, provided a participant has attained age 55 and has completed ten or more years of covered service. Under the pension plan, the Company makes an annual contribution for the benefit of eligible employees computed on an actuarial basis. All contributions to the fund and expenses of administering the fund are paid by the Company.

      The following table shows the estimated annual benefits payable under the pension plan for specified averaged career salaries and covered years of service. Benefits shown in the table are computed on a straight life annuity basis and are not subject to any deduction for Social Security or other offset amounts.

Annual Pension Benefit Based on Years of Service (1)

	Estimated Annual Pension Benefit Based on Service of

Career Averaged Salary	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years

$ 60,000	$ 7,000	$14,000	$18,800	$23,300	$27,800	$32,700
80,000	9,300	18,700	24,900	31,000	37,300	43,700
100,000	11,700	23,500	31,200	38,900	46,700	54,700
120,000	14,000	28,000	37,300	46,900	56,100	65,400
140,000	16,300	32,700	43,700	54,500	65,100	75,300
160,000	18,700	37,300	49,700	61,700	73,000	83,500
180,000	21,000	42,000	55,500	67,900	79,700	91,500
200,000	23,300	46,700	60,000	73,200	86,400	99,600

(1)	Calculation of Normal Retirement Benefit at age 65.

      Years of service at December 31, 2004 and 2004 compensation covered by the pension plan, for the Chief Executive Officer and the Named Executive Officers: Mr. Correll, 1 year, $273,630; Mr. Densberger, 30 years, $133,868; Mr. Staab, 21 years, $119,808; Ms. Hartley, 26 years, $111,176; and Mr. Ware, 9 years, $133,154. Pursuant to the provisions of the pension plan, these covered compensation figures represent total cash compensation received during 2004 (including salary plus bonus for services rendered during 2003) and therefore may differ from the salary reported in the Cash Compensation Table set forth above.


Executive Agreements

      Donald L. Correll. In August 2003, the Company and Donald L. Correll entered into an Employment Agreement pursuant to which Mr. Correll presently serves as President and Chief Executive Officer of the Company and its subsidiaries, Pennichuck Water Works, Inc., Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. Mr. Correll's Employment Agreement provides for an initial three-year term; commencing on the second anniversary thereof, and each annual anniversary thereafter, this Agreement may be extended by the Board of Directors for a subsequent two-year term. The Employment Agreement provides for the payment of a base salary as well as participation in any bonus and incentive compensation, stock option and employee benefit programs available to the Company's executive officers, together with life insurance in the amount of four (4) times his annual salary. Pursuant to the Agreement, in connection with his business duties, the Company provides Mr. Correll with (i) a leased automobile, and (ii) membership in a local club. Further, in lieu of medical insurance coverage normally provided to the Company's executive officers and given that Mr. Correll receives such coverage from a previous employer, under the Agreement he also receives (a) a monthly payment of $150 to compensate him for the premium due on his existing plan, (b) the amount of any co-pay and deductible he may be required to pay under such plan, as well as (c) reimbursement for the cost of an annual physical examination. Pursuant to the Agreement, the Company also provides Mr. Correll with (i) short term disability coverage encompassing up to sixty percent (60%) of his then base salary for a period up to 26 weeks, as well as (ii) long term disability coverage encompassing up to sixty percent (60%) of his then base salary, subject to a maximum benefit of six thousand dollars ($6,000) per month. In connection with commencement of his employment pursuant to the Agreement, Mr. Correll (aa) received a grant of non qualified options to acquire 30,000 shares of common stock under the Company's stock option plans, with an exercise price equal to the fair market value of the stock on the date of grant, said options vesting in one third increments at the end of calendar year 2003 and each calendar year end thereafter, and (bb) is also entitled to receive relocation assistance from the Company in an amount not to exceed sixty thousand dollars ($60,000) on an after-tax cost basis. See "Executive Compensation - Summary of Cash and Certain Other Compensation" above.

      In the event the Company terminates Mr. Correll's employment other than for "cause," he will be entitled to a severance payment equal to the greater of (i) his then current salary and fringe benefits for the remaining term of the Agreement, or (ii) his then current salary and fringe benefits for a twelve-month period. For purposes of Mr. Correll's Agreement, "cause" would exist if Mr. Correll is subject to a finding by the Board of Directors that (a) with respect to his actions or failure to act concerning the Company and its affairs, he has been personally dishonest, engaged in willful misconduct or fraud or breached a fiduciary duty, or (b) he has intentionally failed to perform the duties reasonably assigned to him. In the event Mr. Correll's employment is terminated by the Company within twelve (12) months of an event constituting a "change of control," he will be entitled to a severance payment equal to the greater of (i) his then current salary and fringe benefits for the remaining term of the Agreement, or (ii) his then current salary and fringe benefits for a twenty-four (24) month period; in such case, all of his outstanding stock options shall vest immediately. A "change of control" is defined as (i) an acquisition by any individual, entity or group of beneficial ownership of 51% or more of the voting power of the Company's securities entitled to vote for the election of directors; (ii) a


merger or consolidation which results in the Company's then existing shareholders holding less than 50% of the outstanding voting stock of the surviving corporation in the merger; (iii) a change in the composition of a majority of the Company's Board of Directors which is not supported by the then current Board of Directors; or (iv) the sale or other transfer of all or substantially all of the assets of the Company to a non-affiliated third party; provided however that the sale, whether voluntary or pursuant to the exercise of the power of eminent domain, of one or more of the Company's water utilities only, but not of all of the assets of the Company or its subsidiaries, does not constitute a change of control under this Agreement.

      Charles J. Staab. Mr. Staab retired from employment with Pennichuck and resigned from his positions as Treasurer and Chief Financial Officer of Pennichuck and its subsidiaries effective as of January 31, 2005. Pursuant to an Agreement effective as of February 14, 2005, Mr. Staab and Pennichuck agreed that: (1) he will be paid his regular salary through his last date of employment, together with a payment for accrued and unused vacation time, minus all appropriate withholdings and authorized deductions; (2) he will receive a lump sum severance payment in the amount of $110,592.00, equivalent to forty-eight (48) weeks of current salary, minus all appropriate state and federal withholdings and qualified contributions to the Elective Savings Plan for Employees of Pennichuck Corporation; (3) Pennichuck will pay the cost of the monthly premium for individual plan coverage for Mr. Staab under the group health plan that Pennichuck provides for eligible retirees, and once he reaches ages 65 and is eligible for Medicare, the cost of the monthly premium for individual Medicomp coverage up to the "maximum allowable benefit" as that term is defined in Pennichuck's Early Retirement Medical Benefit Policy, as amended (the "early retirement benefit"); Pennichuck will pay the early retirement benefit until the earlier of (i) Mr. Staab becoming ineligible under the Policy for whatever reason, or (ii) Pennichuck ceasing to offer group health coverage to early retirees; (4) Pennichuck will pay the cost of premiums for continuation coverage for Mr. Staab under Pennichuck's dental insurance plan, and for his eligible family members under the Pennichuck group medical and dental insurance plans, both for the 12-month period immediately following his last day of employment; (5) the Company will provide Mr. Staab with an outplacement services program for a 6-month period following his last date of employment; and (6) Mr. Staab will be allowed to exercise any outstanding options to acquire Pennichuck common stock for a 90 day period following his last date of employment.

In consideration for and as a material inducement to Pennichuck entering into the Agreement, Mr. Staab: (a) executed a general release and discharge to Pennichuck and each of its subsidiaries, affiliates, successors, assigns, directors, officers and employees from any and all causes of actions, suits and/or claims for damages of any type arising or which may have existed on or before the date he signed the Agreement; including, but not limited to rights under federal or state laws prohibiting discrimination in employment including rights under the Federal Age Discrimination in Employment Act; (b) agreed not to institute any lawsuit or claim against Pennichuck or its related parties with respect to any cause of action or claim of any kind arising or which may have existed on or before the date of the Agreement; (c) agreed to refrain from making any disparaging or derogatory comments about Pennichuck or its related parties except his right to provide information that is otherwise protected under federal and state statutes including but not limited to the Sarbanes-Oxley Act of 2002; (d) agreed to return all documents and records relating to Pennichuck, except for certain computer and communications devices


previously provided to him; (e) agreed not to disclose to anyone at any time any confidential or proprietary information of Pennichuck, except that this provision is not intended to impair his rights to provide information that is otherwise protected under federal and state statutes, including but not limited to the Sarbanes-Oxley Act of 2002; (f) agreed, during the 12-month period immediately following the separation date, to cooperate and make himself available for discussions and meetings with representatives of Pennichuck for up to 160 hours in order to provide services relating to tax, regulatory, financing, transitional and related issues, as may be requested, for which he will be paid on an hourly and/or daily rate for such services; and, (g) agreed, during the 12-month period following his last date of employment, to cooperate with Pennichuck and to make himself available as a witness for any legal or regulatory proceeding involving Pennichuck or any of its officers and directors, for which he will receive an hourly rate plus reasonable out-of-pocket expenses.

      Change of Control Agreements. Messrs. Densberger and Ware, and Ms. Hartley are each party to a Change of Control Agreement with the Company intended to ensure continuity in the management of the Company in the event of a 'change of control' of the Company. Each such agreement provides for a continuously renewing three-year term and for the payment of the respective executive's then current base salary and continuation of health and life insurance benefits for a twelve month period upon the occurrence of both (a) a change of control and (b) a termination of employment or substantial reduction or alteration in the executive's responsibility, authority or compensation for reasons other than good cause. For purposes of these agreements, a change of control is deemed to have occurred if (i) any person or group acting in concert acquires fifty-one percent (51%) or more of the Company's voting power, (ii) a merger or share exchange occurs which results in the Company's shareholders holding less than fifty percent (50%) of the total voting power after such transaction, (iii) there is a change in the majority of the Board of Directors of the Company other than by nominations approved by the then current Board of Directors, or (iv) there shall be a sale or other transfer of all or substantially all of the assets of the Company or its subsidiaries to a non-affiliated party.

Certain Relationships and Related Party Transactions

      The Company entered into a lease arrangement with HECOP III, LLC in April 2004 for certain office space located in Merrimack, New Hampshire to serve as the Company's headquarters. The Company's wholly-owned subsidiary, the Southwood Corporation, holds a fifty percent (50%) ownership interest in HECOP III, LLC; the remaining ownership interests are held by John P. Stabile II, who is also the holder of ownership interests in several other joint ventures with the Southwood Corporation. The terms of this lease arrangement were reviewed and approved by the Company's Audit Committee.


Code of Ethics for Financial Professionals

      The Company has adopted a Code of Ethics for Financial Professionals applicable to the principal executive officer and all persons serving in a finance, accounting, treasury, tax or investor relations role. The Code of Ethics sets forth standards designed to deter wrongdoing and to promote honest and ethical conduct by such persons, including the avoidance of conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations. A copy of the Code of Ethics for Financial Professionals is available at the Company's website, www.pennichuck.com.

Equity Compensation Plans

      The following table summarizes information, as of December 31, 2004, relating to the equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	134,538	$24.43	116,601

Equity compensation plans not approved by security holders (2)	-0-	-	No express number set by plan (2)

Total	134,538	$24.43	116,601

(1)	These plans are the Company's 1995 Stock Option Plan and the 2000 Stock Option Plan.

(2)

The Company adopted a Deferred Compensation Program for Directors of Pennichuck Corporation in 1987, as amended in 1997 (the "Plan"). The Plan enables directors to defer receipt of all or part of their annual retainer and meeting fees until the individual ceases to be a director or upon age 70, if earlier. Participating directors under the plan have the option of (1) deferring receipt of such fees, with interest accruing thereon based on the Company's average cost of money for its short term borrowings, or (2) converting such fees on a semi-annual basis into common share equivalents based on the closing bid price of the Company's common stock on the conversion date, with dividends credited to the participant on such unit share equivalents and similarly converted into additional common share equivalents. Upon termination of the deferral period, participating directors receive a distribution consisting either of the full amount of cash and interest accrued to his/her account or shares of restricted common stock of the Company equal to the number of unit share equivalents so accumulated. No directors are presently participating in this Plan. The Plan does not provide for a maximum number of shares of common stock that may be issued under the Plan.


REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

General

      The Compensation and Benefits Committee of the Board of Directors (the "Compensation Committee") is comprised of four members of the Board of Directors. The Compensation Committee is responsible for establishing the Company's executive compensation program, including matters relating to the grant of options to purchase Company stock and any performance-based compensation for Company executives, subject to the concurrence of the Board of Directors.

Compensation Philosophy

      The Compensation Committee aims to ensure that the Company's executive compensation program enables the Company to attract, retain, motivate and reward the talented executives it needs to advance the short- and long-term interests of shareholders and maintain a leadership position within the water utility industry. The Committee retained independent consultants in 2004 to advise them whether the total compensation opportunity available to Company executives is competitive with the remuneration received by those in positions of similar responsibilities in other comparable companies; the Committee also received such a report regarding an assessment and comparison of the Company's benefit plans.

      The Compensation Committee's intent is to motivate its senior executives to achieve the Company's goals of providing its customers with high quality, cost-effective, reliable water services; managing the Company's real estate and other water service related activities; and providing the Company's shareholders with a market-based return on their investment.

Toward that end, the compensation program:

* Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

*

Motivates senior executives to meet and exceed certain corporate financial goals and to achieve the Company's strategic business initiatives, and rewards them in the form of incentive compensation for the Company's achievements.

* Creates a strong link between stockholder and financial performance in the form of equity compensation for the Company's executive officers.

Compensation Program

      The compensation program for the Company's executive officers is comprised of a base salary, an annual incentive opportunity and a long-term equity incentive opportunity. Executive officers may also participate in the Company's Savings Plan for Employees and other benefit plans generally available to all levels of salaried employees.


Base Salary

      The President, with the concurrence of the Compensation Committee, annually sets the salary for each executive officer other than himself based on the assessment of that executive officer's responsibilities, performance and accomplishments over the prior years and the established goals and objectives for that executive for the upcoming year.

      The performance of each executive officer is reviewed annually. The Compensation Committee reviews and approves all executive officer salary adjustments as recommended by the President. The Compensation Committee reviews the President's performance and establishes his base salary.

Incentive Compensation

      The Compensation Committee has established an annual incentive bonus program that provides an opportunity to earn an annual cash incentive award when certain corporate financial goals are achieved. Cash bonuses for executive officers are paid once a year in the year following the fiscal year for which the stated goals were met. The Committee established an incentive compensation goal for the Company's executive officers for the 2004 fiscal year based on the achievement of certain earnings per share and return on equity in that year. None of the executive officers of the Company received an incentive cash award for 2004 services because of the Company's failure to achieve the established financial targets in fiscal 2004.

Equity-Based Program

      The Company's equity-based compensation program consists principally of stock options that are granted from time to time under the Company's stock option plans and are designed to align management interests with those of the shareholders. The Committee bases grants of equity-based awards on various factors, including each executive officer's ability to contribute to the Company's future success and the other elements of such officer's compensation. The exercise price of stock options is equal to the fair market value of the stock when granted, and will result in a gain for the executive only in the event of an appreciation in the stock price. The Compensation Committee believes that stock options enable the Company to compete in the marketplace for executive talent and further align the interests of executives with those of the shareholders. Except as discussed below with respect to options granted to Mr. Correll upon commencement of his employment, the Company's stock options generally vest fully on the date of grant, immediately tying the executive to the Company's stock performance.

President's Compensation

      Mr. Correll became President and Chief Executive Officer of the Company in August 2003; his fiscal 2003 compensation was determined by his Employment Agreement. His compensation for fiscal 2004 consists of a base salary, an incentive compensation bonus opportunity, and equity compensation in the form of stock options. When determining the components of Mr. Correll's compensation for fiscal 2004, the Compensation Committee gave consideration to his leadership and contributions to the Company's management structure during his initial months of employment, as well as the compensation paid to chief executive officers of


other similarly sized publicly owned companies in comparable industries, taking into account his accumulated years of experience in the water utility industry. Mr. Correll received a grant of non qualified options to acquire 30,000 shares of common stock under the Company's option plans in connection with the commencement of his employment, with an exercise price based on the fair market value of the stock on the date of grant; these options vest in three segments, with one third or 10,000 options vesting at end of calendar year 2003, one third or 10,000 options vesting at the end of calendar year 2004 and the final one third vesting at the end of calendar year 2005. He received a grant of options to acquire 5,000 shares of common stock under the Company's option plans in January 2004, with an exercise price based on the fair market value of the stock on the date of grant. Mr. Correll did not receive an incentive bonus for fiscal 2004 based on the Company's failure to achieve the financial targets established by the Compensation Committee, both earnings per share and return on equity, for that year.

      The Internal Revenue Code generally imposes a limitation on the deduction for federal income tax purposes of compensation paid in any one year, subject to certain specified exceptions. The Company's policy is to have all compensation fully deductible. Given the level of compensation paid to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the deduction limitation is presently inapplicable to the Company. The Company will address this limitation if and when it becomes applicable to the Company's compensation program.

Respectfully submitted,

Charles E. Clough (Chairman)
Steven F. Bolander
Robert P. Keller
John R. Kreick

      The foregoing "Report of the Compensation and Benefits Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPARATIVE STOCK PERFORMANCE

      The following graph provides a comparison of the yearly cumulative total shareholder return on the common stock of the Company for the last five years with the yearly cumulative total return on the Standard & Poor's 500 Index and the average yearly cumulative total return of an industry peer group over the same period, assuming a $100 investment on December 31, 1999. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during applicable years. Historical stock performance during this period may not be indicative of future stock performance.

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Company Name / Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Pennichuck Corporation	100	89.99	117.70	129.87	131.28	125.10
S&P 500 Index	100	90.90	80.09	62.39	80.29	89.03
Peer Group*	100	115.40	129.50	123.98	158.31	182.30

*

The Peer Group companies consist of American States Water Co., Aqua America Inc., Artesian Resources Corporation, BIW Ltd., California Water Service Group, Connecticut Water Service Inc., Middlesex Water Company, Pennichuck Corporation, SJW Corporation, Southwest Water Company and The York Water Company.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Ratification of Appointment of Independent Accountants

      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending December 31, 2005, subject to ratification of the shareholders. The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company to audit the books and accounts of the Company for the fiscal year ending December 31, 2005. No determination has been made as to what action the Audit Committee and the Board of Directors would take if the shareholders do not ratify the appointment. Representatives of PricewaterhouseCoopers LLP, the Company's independent accountants for the fiscal year ended December 31, 2004, are expected to be in attendance at the

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Annual Meeting and will have the opportunity to make a statement, should they desire to do so, and are expected to be available to respond to questions.

Fees Paid to PricewaterhouseCoopers LLP

      The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, and fees billed for audit-related services, tax services and all other services rendered during those periods.

Fee Category	Fiscal 2004	Fiscal 2003
	(in thousands)

Audit Fees (1)	$119,500	$148,041

Audit-Related Fees	-	-

Tax Fees (2)		9,700

All Other Fees (3)	21,020	25,200

Total Fees	$140,520	$182,941

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports. For fiscal 2003, also includes fees billed for Section 404 compliance services required by the Sarbanes-Oxley Act and its implementing regulations.

(2)	Tax fees consist of fees billed for professional services related to federal tax planning and consultation.

(3)

All other fees consist of fees for all products and services other than those reported above. For fiscal 2004, includes fees, costs and expenses arising from refinancing activities. For fiscal 2003, includes fees, costs and expenses arising from regulatory investigations.

All audit services, audit-related services, tax services and other services for fiscal 2004 were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing function.


ANNUAL REPORT ON FORM 10-K

      The Company's Annual Report on Form 10-K is available without charge upon request from our Investor Relations department at Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054, Attention: Investor Relations; Telephone No. (603) 882-5191.

OTHER MATTERS

      The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items set forth in this Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matters which may properly be presented for action at the meeting.


ANNUAL MEETING OF SHAREHOLDERS OF

PENNICHUCK CORPORATION

May 5, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees for director:				FOR	AGAINST	ABSTAIN
		2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 2005.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O Donald L. Correll
O Hannah M. McCarthy
☐ WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐ FOR ALL EXCEPT
See instructions below)

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL NUMBER 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒		WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder ________________ Date: _______		Signature of Shareholder ________________ Date: _______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PENNICHUCK CORPORATION

PROXY FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 5, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
AND SHOULD BE RETURNED AS SOON AS POSSIBLE

      The undersigned having received notice of the 2005 Annual Meeting of Shareholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Charles E. Clough and John R. Kreick, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 2005 Annual Meeting of Shareholders of PENNICHUCK CORPORATION (the "Company") to be held on Thursday, May 5, 2005 at 9:00 a.m., local time, at the Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

      In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

14475

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